UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2012

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA		92008-7328
(Address of principal executive offices)		(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

As previously disclosed in the Form 8-K filed by Callaway Golf Company (the “Company”) on March 1, 2012, the Company’s board of directors appointed Oliver G. “Chip” Brewer, III as President and Chief Executive Officer of the Company, effective March 5, 2012. On March 22, 2012, the Company’s board of directors increased the size of the board of directors from eight to nine directors and appointed Mr. Brewer as a director of the Company, effective as of such date to fill the newly created directorship. Mr. Brewer will not serve on any committees of the Company’s board of directors and will not receive any compensation in his capacity as a director of the Company.

There is no arrangement or understanding between Mr. Brewer and any other person pursuant to which he was appointed as a director of the Company. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Brewer or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

(e) Compensatory Arrangements

On March 22, 2012, the Compensation and Management Succession Committee (the “Committee”) of the Board approved Annual Incentive Plan Guidelines (the “Annual Incentive Plan”) pursuant to which the Company intends to make incentive awards (the “Incentive Awards”) to specified executive officers or employees of the Company designated by the Committee, in its sole discretion, to participate in the Annual Incentive Plan for a given performance period (the “Participants”). The Incentive Awards will be granted under the Company’s Amended and Restated 2004 Incentive Plan, as amended (the “2004 Incentive Plan”), and pursuant to the terms of the Annual Incentive Plan in the amount determined by the Committee, which may be earned by a Participant based on that Participant’s level of attainment of performance metrics and goals that are based on the performance criteria (as outlined in Section 11.1 of the 2004 Incentive Plan) and determined in accordance with Section 11.2 of the 2004 Incentive Plan (the “Performance Metrics and Goals”), established in accordance with the performance program, subject to the Committee’s authority under the 2004 Incentive Plan to eliminate or reduce such amount. The Company shall distribute any earned Incentive Award to the Participant in cash or shares, as applicable.

The Committee, in its sole discretion, shall establish (1) the Performance Metrics and Goals for each Participant for the Performance Period, including setting forth the manner for calculating achievement against the Performance Metrics and Goals, (2) a target Incentive Award that may be earned under the Annual Incentive Plan by a Participant for the Performance Period (as defined in the Annual Incentive Plan) at target levels of performance, which may be (but is not required to be) expressed as a percentage of the Participant’s base salary, a specific dollar amount, or a specific number of shares of the Company’s common stock, as determined by the Committee in accordance with the Annual Incentive Plan, and (3) as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 5 of the Annual Incentive Plan in order to determine the Incentive Awards (if any) to be paid to the Participants.

For 2012, the Committee designated the following executive officers of the Company as Participants in connection with the Annual Incentive Plan and established the respective threshold, target and maximum performance limits:

Name/Position	Threshold	Target	Maximum
Oliver G. Brewer, III – President and Chief Executive Officer	30%	100%	150%

Bradley J. Holiday – Senior Executive Vice President and Chief Financial Officer	16.5%	55%	82.5%

Steven C. McCracken – Senior Executive Vice President and Chief Administrative Officer	16.5%	55%	82.5%

Jeffrey M. Colton – Senior Vice President, Global Brand and Product	16.5%	55%	82.5%

Joseph Urzetta – Senior Vice President, Americas	16.5%	55%	82.5%

Neil Howie – Managing Director, Europe, Middle East and Africa	16.5%	55%	82.5%

Alex Boezeman – Managing Director, East Asia	16.5%	55%	82.5%

Leighton Richards – Managing Director, Southeast Asia Pacific	12%	40%	60%

The payout to Participants is based on Performance Metrics and Goals relating to earnings before interest and taxes (“EBIT”), as well as individual objectives. If the threshold performance level relating to EBIT is not met, then the Participants will not receive a payout.

The description of the Annual Incentive Plan contained in this Item 5.02 is qualified in its entirety by reference to the Annual Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Annual Incentive Plan Guidelines

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2012

CALLAWAY GOLF COMPANY

By:	/s/ Brian P. Lynch
Name:	Brian P. Lynch
Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Annual Incentive Plan Guidelines

5